CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Fidelity Court Street Trust II: Spartan Connecticut Municipal Money Market Fund, Fidelity Connecticut Municipal Money Market Fund, Spartan New Jersey Municipal Money Market Fund, Fidelity New Jersey Municipal Money Market Fund, and Spartan Florida Municipal Money Market Fund, of our reports dated January 11, 1999 on the financial statements and financial highlights included in the November 30, 1998 Annual Reports to Shareholders of Spartan Connecticut Municipal Money Market Fund, Fidelity Connecticut Municipal Money Market Fund, Spartan New Jersey Municipal Money Market Fund, Fidelity New Jersey Municipal Money Market Fund, and Spartan Florida Municipal Money Market Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 20, 1999